POWER OF ATTORNEY

November 12, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

To Whom It May Concern:

By means of this letter, I authorize Stephanie Anagnostou, Paul Berberian,

Nicholas Cuccaro and Kenneth Mesikapp, and Mila Birnbaum, of Raindance

Communications, Inc. or if such persons are unavailable, Robin Lee, Michael

Platt and Sean Arand, of Cooley Godward LLP, or any one of them individually, to:

1. execute on my behalf, in my capacity as an officer and/or director of

Raindance Communications, Inc. (the "Company"), all forms required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), and the rules thereunder;

2. do and perform any and all acts on my behalf which may be necessary or desirable to complete and execute any such forms, complete and execute any amendments thereto and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such person, may be of benefit to me, in my best interest or legally required of me, it being understood that the documents executed by such person on my behalf pursuant to this Power of Attorney shall bein such form and shall contain such terms and conditions as such person may approve in his or her discretion.

I acknowledge that the above named persons, in serving as attorneys-in-fact at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act and the rules thereunder.  This authorization will remain in effect until revoked in writing by me.

Yours truly,

/s/ Brian D. Burch

[Signature]

Brian D. Burch

[Print Name]